UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 9, 2026

Yijia Group Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-218733	35-2583762
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 E Broadway, Suite 603, New York, NY 10002

(Address of principal office)

+1-516-886-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YJGJ	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in a current report on Form 8-K, filed with the U.S. Securities and Exchange Commission on October 7, 2025, Yijia Group Corp. (the “Company”) has proposed to change the name of the Company to VitaNova Life Sciences Corporation (the “Name Change”). The Name Change was approved by the Board of Directors of the Company (the “Board”) and a majority of the holders of all of the issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”) of the Company. The Board and the stockholders of the majority of voting power of the Company also approved an amendment to the Company’s Articles of Incorporation to effectuate the Name Change. On January 9, 2026, a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) effecting the Name Change was filed with the Secretary of State of the State of Nevada and became effective on that date. As of the date of this Current Report on Form 8-K (the “Form 8-K”), the Financial Industry Regulatory Authority (“FINRA”) is processing the Name Change.

In addition and as previously disclosed, the Company has also proposed to effect a reverse stock split at a ratio within the range from 1-for-2 to 1-for-3, which has been approved by the Board and a majority of the holders of all of the issued and outstanding shares of Common Stock. The Board has further approved the reverse stock split to be effectuated at the ratio of 1-for-3, such that each holder of Common Stock of the Company shall receive one (1) share of Common Stock for every three (3) shares of Common Stock (the “Reverse Split”). The Certificate of Amendment also effectuates the Reverse Split. As of the date of this Form 8-K, FINRA is processing the Reverse Split.

On November 12, 2025, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Previous Certificate of Amendment”), which became effective on that date, to increase the number of authorized shares of Common Stock and to authorize the issuance of blank check preferred stock (collectively, the “Change of Share Capital”). In particular, the total number of shares of capital stock that the Company is authorized to issue was increased to 210,000,000, consisting of 200,000,000 shares of Common Stock, and 10,000,000 shares of initially undesignated preferred stock, par value $0.001 per share (the “Preferred Stock”). The Change of Share Capital has been approved by the Board and a majority of the holders of all of the issued and outstanding shares of Common Stock of the Company through written consent. On November 21, 2025, the Company filed a Certificate of Correction to the Articles of Incorporation (the “Certificate of Correction”) to correct a scrivener’s error in the Previous Certificate of Amendment, which had incorrectly stated the par value of the Company’s Common Stock.

On November 21, 2025, the Company filed a Certificate of Designation (the “Certificate of Designation”), pursuant to which the Company designated 3,000,000 shares of its authorized Preferred Stock as shares of Series A Preferred Stock. The Certificate of Designation sets forth the powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred Stock. The Certificate of Designation was approved by the Board and a majority of the holders of all of the issued and outstanding shares of Common Stock of the Company through written consent.

The foregoing descriptions of the Certificate of Amendment, the Previous Certificate of Amendment, the Certificate of Correction and the Certificate of Designation are not complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.1, 3.2, 3.3 and 3.4, respectively, to this Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

In connection with the Name Change and Reverse Split, the Company has applied for and obtained a new CUSIP number for its Common Stock, 98585W403. The Company also intends to change its ticker symbol and, as of the date of this Form 8-K, is evaluating potential new ticker symbols.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

3.1	Certificate of Amendment, dated January 9, 2026
3.2	Certificate of Amendment, dated November 12, 2025
3.3	Certificate of Correction, dated November 21, 2025
3.4	Certificate of Designation, dated November 21, 2025
104	Cover Page Interactive File (embedded within the Inline XBRL document)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2026

YIJIA Group Corp.

By:	/s/ Qiuping Lu
Qiuping Lu
Chief Executive Officer and Director (Principal Executive Officer)

3